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EXHIBIT 21.1

Subsidiaries of META Group, Inc.

The Sentry Group, Inc. incorporated in the Commonwealth of Massachusetts
MG (Bermuda) Ltd. incorporated in Bermuda
1422722 Ontario, Inc. incorporated in Canada
META Group Singapore PTE Limited incorporated in Singapore
META Group Australia Holdings PTY Limited incorporated in Australia
Abundant Strategy SDN.BHD incorporated in Malaysia
META Group France, S.A. incorporated in France
META Group AG incorporated in Germany
META Group Italia S.R.L. incorporated in Italy
META Group UK Holdings Limited incorporated in the United Kingdom
META Group Norway A/S incorporated in Norway
META Group Sweden AB incorporated in Sweden
META Group Finland OY incorporated in Finland
META Group Denmark A/S incorporated in Denmark
META Group Belgium SA incorporated in Belgium
META Group Nederland BV incorporated in the Netherlands
META Group Northern Europe ApS incorporated in Denmark
ATEM Netherlands ApS incorporated in Denmark
META Group Korea Co. Limited incorporated in South Korea
META Group IT Corp. incorporated in the Philippines
META Group Hong Kong Limited incorporated in Hong Kong
META Group Deutschland GmbH incorporated in Germany
META Group Austria GmbH incorporated in Austria
META Group Schweiz AG incorporated in Switzerland
META Group CESE GmbH incorporated in Germany
Stratis Kft. incorporated in Hungary
META Group Iberia S.L. incorporated in Spain

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  EXHIBIT 21.1